EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 (File No. 333-45733) of our report dated March 4, 1998, on our audits of the balance sheets of Foamex Capital Corporation. We also consent to the reference to our firm under the caption "Experts".


/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.


Philadelphia, Pennsylvania
May 8, 1998